                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of VitaminShoppe.com, Inc. on Form S-1 of our report dated June 16, 1999 (July 27, 1999 as to Notes 3 and 7 of Notes to Financial Statements), appearing in the prospectus which is a part of this registration statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such prospectus.


/s/ Deloitte & Touche LLP
--------------------------
DELOITTE & TOUCHE LLP
New York, New York
July 27, 1999